STOCK PURCHASE AGREEMENT

                                     Between

AGRITOPE, INC. ("Agritope")      --------------------------------- ("Purchaser")
8505 S. W. Creekside Place       -----------------------------------------------
Beaverton, Oregon  97008         -----------------------------------------------
Fax: 503.520.6196                Fax:-------------------------------------------

Purchaser agrees to purchase, and Agritope agrees to sell, Agritope common stock, no par value, including associated preferred stock purchase rights (the "Shares") on the terms and conditions stated in this Stock Purchase Agreement.

1.     Number of Shares:

2.     Total Purchase Price:

3.     Domicile of Purchaser:
       (Country of organization, if a corporation or other entity; country of residence, if an individual.)

4.     Exhibits.  The  following  exhibits  are  part  of  this  Stock  Purchase
       Agreement:

              Exhibit A:  General Terms
              Exhibit B:  Certain Definitions under Regulation S
              Exhibit C:  Rights to Acquire Shares

Dated: ------------------------, 1997

AGRITOPE, INC.                              ------------------------------------
                                            (Purchaser)

By -----------------------------------      By----------------------------------
   Gilbert N. Miller                                 (Signature)
   Executive Vice President
   and Chief Financial Officer              ------------------------------------
                                            (Print or type name)


                                            ------------------------------------
                                            (Title)

                                    EXHIBIT A

                            STOCK PURCHASE AGREEMENT

                                  GENERAL TERMS











         THE SHARES OF COMMON STOCK BEING SOLD PURSUANT TO THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED ("1933 ACT"), AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO A U.S. PERSON, AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE 1933 ACT ("REGULATION S"), UNLESS
         (i) THE TRANSACTION IS REGISTERED UNDER THE 1933 ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE, TERRITORY OR POSSESSION OF THE UNITED STATES OR THE DISTRICT OF COLUMBIA ("STATE ACT"), OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT AND ANY APPLICABLE STATE ACT IS AVAILABLE AND THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL TO SUCH EFFECT REASONABLY SATISFACTORY TO IT.

                           TABLE OF CONTENTS

                                                                                                         Page


ARTICLE 1 - PURCHASE AND SALE OF SHARES.....................................................................5
            1.1 Sale of Shares..............................................................................5
            1.2 Placement Agent.............................................................................5
            1.3 Payment and Delivery........................................................................5


ARTICLE 2 - CLOSING.........................................................................................6
            2.1 Closing.....................................................................................6
            2.2 Actions at Closing..........................................................................6


ARTICLE 3 - RESTRICTIONS ON TRANSFER........................................................................6
            3.1 General.....................................................................................6
            3.2 Certificate Legends.........................................................................8


ARTICLE 4 - INVESTMENT MATTERS..............................................................................7
            4.1 Investment Representations..................................................................8
                    (a) Domicile............................................................................8
                    (b) Access to Information...............................................................9
                    (c) Experience..........................................................................9
                    (d) Investment Intent...................................................................9
            4.2 Certain Restrictions........................................................................9
                    (a) United Kingdom......................................................................9
                    (b) France..............................................................................9
            4.3 Disclosure Document........................................................................10


ARTICLE 5 - REGISTRATION OF SHARES.........................................................................11
            5.1 Definitions................................................................................11
            5.2 Requested Registration.....................................................................11
            5.3 Registration Procedure.....................................................................11
            5.4 Deferral for Material Events...............................................................12
            5.5 Furnish Information; Expenses..............................................................12
            5.6 Expenses of Registration...................................................................12
            5.7 Indemnification............................................................................12
                    (a) Indemnification by Agritope........................................................12
                    (b) Indemnification by Holders of the Shares...........................................13
                    (c) Notice, Defense and Counsel........................................................14
                    (d) Survival of Rights and Obligations.................................................14


ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF AGRITOPE.....................................................12
            6.1 Organization, Etc..........................................................................14
            6.2 Authority..................................................................................14
            6.3 Capitalization.............................................................................15
            6.4 Valid Issuance; Title......................................................................15
            6.5 Disclosure Document........................................................................15


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

            6.6 Tax Matters................................................................................15
            6.7 Assets Needed for Business.................................................................15
            6.8 Litigation and Other Contingent Liabilities................................................15
            6.9 Absence of Certain Adverse Effects.........................................................15
            6.10 No Brokers................................................................................15
            6.11 Disclosure................................................................................15


ARTICLE 7 - REPRESENTATIONS AND WARRANTIES OF PURCHASER....................................................13
            7.1 Corporate Existence; Execution and Performance of Agreement................................16
            7.2 Binding Obligations; Due Authorization.....................................................16
            7.3 No Brokers.................................................................................16
            7.4 Litigation.................................................................................16
            7.5 Disclosure.................................................................................16


ARTICLE 8 - COVENANTS......................................................................................13
            8.1 Best Efforts...............................................................................16
            8.2 Right of Access............................................................................16
            8.3 Preservation of Business; Notice of Change.................................................17


ARTICLE 9 - CONDITIONS.....................................................................................14
            9.1 Conditions Precedent to Obligations of Purchaser...........................................17
            9.2 Conditions Precedent to Obligations of Agritope............................................17


ARTICLE 10 - OTHER MATTERS.................................................................................18
            10.1 Notices...................................................................................18
            10.2 Amendments and Waiver.....................................................................15
            10.3 Expenses..................................................................................15
            10.4 Headings..................................................................................15
            10.5 Counterparts..............................................................................15
            10.6 Parties in Interest; Assignment...........................................................19
            10.7 Entire Agreement..........................................................................19
            10.8 Severability..............................................................................19
            10.9 Attorney Fees.............................................................................19
            10.10 Survival.................................................................................19
            10.11 Form of Public Disclosures...............................................................19
            10.12 Cumulative Rights and Remedies...........................................................19
            10.13 No Third-Party Beneficiaries.............................................................20
            10.14 Dispute Resolution.......................................................................16
                    (a) Conduct............................................................................16
                    (b) Decision...........................................................................16
                    (c) Costs..............................................................................20
            10.15 Governing Law............................................................................20


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


                            STOCK PURCHASE AGREEMENT

                                  GENERAL TERMS

                              (European Purchaser)



                                    RECITALS

         A. Agritope is currently a wholly-owned subsidiary of Epitope, Inc., an Oregon corporation that is publicly held ("Epitope"). The board of directors of Epitope has authorized the spin-off of Agritope (the "Spin-off") to its shareholders. The Spin-off will be accomplished through a dividend distribution to Epitope shareholders of all the Agritope common stock, no par value, including associated preferred stock purchase rights ("Agritope Common Stock"), held by Epitope. After the distribution, Agritope will cease to be a subsidiary of Epitope and will operate as an independent public company.

         B. The Spin-off is contingent upon Agritope having received binding commitments for financing from investors in an aggregate amount the Epitope board of directors deems sufficient to support the operations of Agritope as a separate business for a period of not less than two years.

         C. Purchaser wishes to invest in Agritope by purchasing newly issued shares of Agritope Common Stock after the Spin-off occurs. Purchaser is only willing to invest in Agritope if Agritope is an independent company and the Agritope Common Stock is publicly traded. Although Purchaser intends to hold the Agritope Common Stock for investment, a significant factor in Purchaser's investment decision is the liquidity provided by a publicly traded security. Purchaser is not willing to become a minority shareholder in Agritope while it is a privately held company.

         D. After the Spin-off, Purchaser wishes to purchase from Agritope the number of shares listed on the cover page (the "Shares") of Agritope Common Stock for $7 per share. Agritope wishes to sell the Shares to Purchaser on the terms and conditions set forth below.

                                    AGREEMENT

         The parties agree as follows:




                                   ARTICLE 1
                           PURCHASE AND SALE OF SHARES

        1.1 Sale of Shares. Upon the terms and conditions of this Agreement, Agritope shall issue and sell the Shares to Purchaser and Purchaser shall purchase the Shares from Agritope for the total purchase price listed on the cover page (the "Purchase Price").

        1.2 Placement Agent. American Equities Overseas, Inc. acting through American Equities Overseas (UK) Ltd. (the "Placement Agent") has agreed to act as placement agent in connection with the offering of the Shares pursuant to the terms of a Placement Agent Agreement between Agritope and Placement Agent.

        1.3 Payment and Delivery. On or before October 15, 1997, Purchaser shall pay the Purchase Price by wire transfer in United States dollars to Placement Agent or other agent designated by Agritope (the "Designated Agent") who shall hold the Purchase Price until Closing. At or prior to Closing, Agritope shall deliver to the Placement Agent or Designated Agent stock certificates representing the Shares. In the event that Closing does not occur on or before December 31, 1997, the Placement Agent or Designated Agent shall return the Purchase Price to Purchaser and any stock certificates to Agritope.


                                   ARTICLE 2
                                    CLOSING

        2.1 Closing. The sale of the Shares shall be consummated at a closing (the "Closing"), in escrow unless otherwise agreed, on the first business day after the day the Spin-off occurs (the "Closing Date"). Within five business days after Agritope confirms receipt by the Placement Agent or Designated Agent of the aggregate amount described in recital B above and after the Disclosure Document, as defined below, has been declared effective by the U.S. Securities and Exchange Commission, Agritope will set the record date and distribution date for the Spin-off and will notify the Placement Agent or Designated Agent and Purchaser of the Closing Date.

        2.2 Actions at Closing. At the Closing:

                (a) The Placement Agent or Designated Agent shall pay Agritope the Purchase Price by wire transfer in United States dollars.

                (b) Agritope shall deliver to the Placement Agent or Designated Agent a stock certificate representing the Shares, which will be delivered to Purchaser following the Closing.

                (c) Agritope shall deliver to Purchaser an opinion of Agritope's counsel as described in Section 9.1(e) below.

                (d) The parties shall take all other actions that they deem necessary or desirable to consummate the purchase and sale of the Shares hereunder.


                                    ARTICLE 3
                            RESTRICTIONS ON TRANSFER

        3.1     General.

                (a) PURCHASER SHALL NOT SELL, OFFER TO SELL, PLEDGE, OR OTHERWISE TRANSFER ANY SHARES TO ANY OTHER PERSON EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S AS IN EFFECT ON THE DATE OF TRANSFER, PURSUANT TO REGISTRATION UNDER THE 1933


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


        ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. AGRITOPE SHALL REFUSE TO REGISTER ON ITS BOOKS ANY PURPORTED TRANSFER MADE IN VIOLATION OF THIS SECTION 3.1, AND ANY SUCH PURPORTED TRANSFER SHALL BE VOID.

                (b) PURCHASER SHALL NOT ENGAGE IN ANY HEDGING TRANSACTIONS INVOLVING THE SHARES UNLESS IN COMPLIANCE WITH THE 1933 ACT.

                (c) THE SHARES HAVE NOT BEEN REGISTERED UNDER THE 1933 ACT, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO A U.S. PERSON (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE 1933
        ACT), UNLESS (i) THE TRANSACTION IS REGISTERED UNDER THE 1933 ACT AND ANY APPLICABLE STATE ACT, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT AND ANY APPLICABLE STATE ACT IS AVAILABLE AND THE ISSUER RECEIVED AN OPINION OF COUNSEL TO SUCH EFFECT REASONABLY SATISFACTORY TO IT.

                (d) PURCHASER AGREES TO BE BOUND BY AND COMPLY WITH ALL RESTRICTIONS PROVIDED FOR IN THIS AGREEMENT ON TRANSFER OF THE SHARES, AND FURTHER AGREES THAT IT SHALL NOT OFFER, SELL, TRANSFER, PLEDGE OR OTHERWISE DISPOSE OF THE SHARES IN VIOLATION OF ANY APPLICABLE SECURITIES OR OTHER LAWS AND REGULATIONS OF A GOVERNMENTAL AUTHORITY HAVING JURISDICTION OVER SUCH DISPOSITION.

        3.2 Certificate Legends. Certificates for the Shares shall bear the following legends:

                "THESE SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED ("1933 ACT"), AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, UNLESS (i) THE TRANSACTION IS EFFECTED IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, (ii) THE TRANSACTION IS REGISTERED UNDER THE 1933 ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE, TERRITORY OR POSSESSION OF THE UNITED STATES OR THE DISTRICT OF COLUMBIA ("STATE ACT"), OR (iii) AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT AND ANY APPLICABLE STATE ACT IS AVAILABLE AND THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL TO SUCH EFFECT REASONABLY SATISFACTORY TO IT."

                "HEDGING TRANSACTIONS INVOLVING THESE SHARES OF COMMON STOCK MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT."


                                    ARTICLE 4
                               INVESTMENT MATTERS

        4.1 Investment Representations. Purchaser represents and warrants to Agritope as follows:

                (a) Domicile. PURCHASER IS NOT A U.S. PERSON, AS THAT TERM IS DEFINED ON EXHIBIT B.


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

                (b)  Access  to   Information.   Purchaser  has  been  given,  a
        reasonable time before execution of this Agreement, the opportunity to ask questions and receive answers concerning Agritope, and the terms and conditions of the offering of the Shares and to obtain any additional information that Agritope possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished to Purchaser. Purchaser has received any such additional information that Purchaser has requested.

                (c) Experience. Purchaser has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Shares and has the ability to bear the economic risk of that investment.

                (d) Investment Intent. Purchaser is acquiring the Shares for Purchaser's own account and not on behalf of any other person. Purchaser is not acquiring the Shares with a view to distribution or with the intent to divide Purchaser's participation with others by reselling or otherwise distributing the Shares, either directly or indirectly through a sale of its own capital stock.

        4.2  Certain   Restrictions.   Purchaser   acknowledges   the  following
restrictions:

                (a) United Kingdom. If the attached documents and this Agreement are issued, circulated, or distributed to Purchaser in the United Kingdom, Purchaser hereby acknowledges that the offer of the Shares pursuant to this Agreement is effected by private placing and that, accordingly, no steps have been taken in any jurisdiction that would permit the issue of any prospectus, application form, notice, circular, or other invitation offering the Shares to the public for subscription or purchase Purchaser hereby represents and warrants that (a) it is a person falling within Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such materials may otherwise be lawfully issued or passed on and
        (b) it is a person whose ordinary activities involve it in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of its business or otherwise it has been offered the Shares in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995.

                (b) France. If the attached documents and this Agreement are issued, circulated, or distributed to Purchaser in France, Purchaser hereby acknowledges that these documents have been supplied in the context of a private placing and that the placing of the Shares has not been effected through "demarchage" (solicitation) within the meaning of the Law No. 72-6 of 3 January 1972. Purchaser hereby undertakes not to transfer or assign directly or indirectly the Shares in France subsequent to subscription other than in compliance with applicable laws and regulations. The attached documents and this Agreement (together with any further information) are made available to Purchaser on the condition that these materials are for use only by

        Purchaser in connection with the proposed investment and shall neither be passed on by Purchaser to any further person nor reproduced in whole or in part. Purchaser has been notified by Agritope to ensure that the terms of this undertaking are strictly adhered to.

        4.3   Disclosure   Document.   Purchaser   acknowledges   receipt  of  a
Registration Statement on Form S-1 filed by Agritope under the 1933 Act with respect to the Spin-off, without exhibits (the "Disclosure Document").



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

                                    ARTICLE 5
                             REGISTRATION OF SHARES

        5.1 Definitions.

                (a) "Eligible Shares" refers to the Shares and all other Agritope Common Stock sold by Agritope for cash without registration under the 1933 Act on or about the Closing Date.

                (b) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act and the declaration or ordering of effectiveness of such registration statement or document.

        5.2 Requested Registration. If at any time before the first anniversary of the Closing Date, Agritope shall be requested by a holder or holders of Eligible Shares to effect a registration under the 1933 Act covering at least 20 percent of the Eligible Shares then outstanding, Agritope shall promptly give written notice of such proposed registration to all persons who purchased
Eligible Shares from Agritope. Upon such a request, Agritope shall as expeditiously as possible use its best efforts to file a registration statement (the "Registration Statement") under the 1933 Act with respect to the resale of the Eligible Shares which Agritope has been requested to register (a) in such request and (b) in any response to such notice received by Agritope within 20 days after the effective date of such notice. Agritope shall have an obligation to file a Registration Statement under this Section 5.2 only once. Agritope shall not have any obligation to file a Registration Statement unless the initial request for registration is received before the first anniversary of the Closing Date.

        5.3 Registration Procedure. If obligated to file a Registration Statement under Section 5.2, Agritope shall follow the registration procedures set forth in this Section 5.3. Agritope shall use its best efforts to cause the Registration Statement to become effective under the 1933 Act and to maintain the effectiveness of the Registration Statement for a period of 90 days. If required to permit resale of the Eligible Shares in the state of New York, Agritope shall use its best efforts to register or qualify the Eligible Shares covered by the Registration Statement under the blue sky laws of the state of New York, provided that Agritope shall not be required in connection therewith or as a condition precedent thereto to qualify to do business or to file a general consent to service of process in the state of New York. If required by applicable law, Agritope shall furnish to the holders of the registered Shares such reasonable number of copies of a prospectus, in conformity with the requirements of the 1933 Act, and any amendments or supplements thereto and such other documents as the holders of the registered Shares may reasonably request in order to facilitate the disposition of the registered Shares after the Registration Statement has been declared effective. Agritope shall use reasonable efforts to notify the holders of the registered Shares when a prospectus relating to the Shares is required to be delivered under the 1933 Act, to notify the holders of the registered Shares of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, to file as promptly as may be practicable under the circumstances such amendments and supplements as may be required on account of such event, and to use its best efforts to cause each such amendment to become effective. The holders of the registered Shares shall not effect sales of Eligible Shares after receipt of notice from Agritope that any such amendment or supplement is required on account of any such event, until the amendment becomes effective or the supplement has been filed. Agritope's obligations under this Section 5.3 shall expire at such


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


time as Agritope is no longer required to maintain the effectiveness of the Registration Statement as provided for above.

        5.4 Deferral for Material Events. If, because of a proposed material acquisition or any other material event, the Agritope board of directors determines that the filing or effectiveness of a Registration Statement or of a supplement or amendment to the prospectus pursuant to this Article 5 would be detrimental to Agritope, Agritope may defer such filing or effectiveness for a period of up to 90 days after such filing or effectiveness would otherwise ordinarily have occurred. For the purposes of the preceding sentence, it shall be presumed that a Registration Statement would ordinarily be filed 45 days after request under Section 5.2, that a supplement or amendment to the prospectus would ordinarily be filed 10 days after notice referred to in Section
5.3 and that the Registration Statement or any amendment to the prospectus would ordinarily become effective five business days after filing an acceleration request.

        5.5 Furnish Information; Expenses. It shall be a condition precedent to the obligations of Agritope in regard to the Eligible Shares to be registered pursuant to Section 5.2 that the holders of the Eligible Shares shall furnish to Agritope such information regarding themselves, the Eligible Shares held by them, and the intended method of disposition of the Eligible Shares as shall be required to effect the registration of their Eligible Shares, and shall agree to be bound by the terms of this Article 5 if such holders are not already parties to this Agreement.

        5.6 Expenses of Registration. All expenses relating to registration of the Eligible Shares (other than underwriting discounts and commissions, transfer taxes, if any, and fees and disbursements of counsel to the holders of the Eligible Shares) incurred in connection with the registrations, filings or qualifications pursuant to Section 5.3 above, including without limitation all registration, filing and qualification fees, printing and accounting fees, and fees and disbursements of counsel for Agritope, shall be borne by Agritope.

        5.7 Indemnification.

                (a) Indemnification by Agritope. To the extent permitted by law, Agritope shall indemnify and hold harmless each holder of the Eligible Shares, the officers, directors, partners, agents, and employees of each holder or any underwriter (as defined in the 1933 Act) for such holder, and each person, if any, who controls such holder or underwriter within the meaning of the 1933 Act or the United States Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (a "Violation"):

                        (i) any untrue  statement or alleged untrue statement of
                a  material  fact  contained  in  the  Registration   Statement,
                including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto,


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


                        (ii) the omission or alleged omission to state therein a
                material fact required to be stated therein or necessary to make the statements therein not misleading, or

                        (iii) any violation or alleged  violation by Agritope of
                the 1933 Act, the 1934 Act, any state securities law, or any rule or regulation promulgated under the 1933 Act, the 1934 Act, or any state securities law.

        Agritope shall reimburse each such holder, officer, director, partner, agent, employee, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action. The indemnity agreement contained in this subsection 5.7(a) shall not apply to amounts paid in settlement of any loss, claim, damage, liability, or action if such settlement is effected without the consent of Agritope (which consent shall not be unreasonably withheld), nor shall Agritope be liable to a holder in any such case for any such loss, claim, damage, liability, or action (A) to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of such holder, underwriter or controlling person or (B) in the case of a sale directly by a holder of the Eligible Shares (including a sale of such Eligible Shares through any underwriter retained by such holder to engage in a distribution solely on behalf of such holder), if such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and such holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Eligible Shares to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the 1933 Act.

                (b) Indemnification by Holders of the Shares. To the extent permitted by law, each holder of the Eligible Shares shall indemnify and hold harmless Agritope, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls Agritope within the meaning of the 1933 Act, each agent and underwriter for Agritope, each other holder of shares selling securities covered by the Registration Statement, each director, officer, partner, agent, employee of such other holder or underwriter, and each person, if any, who controls such other holder or underwriter, against any losses, claims, damages, or liabilities (joint or several) to which Agritope or any such director, officer, partner, agent, employee, controlling person, underwriter, or other holder may become subject, under the 1933 Act, the 1934 Act, or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of such holder expressly for use in connection with such registration; and each such holder shall reimburse any legal or other expenses reasonably incurred by Agritope or any such director, officer, partner, agent, employee, controlling person, underwriter, or other holder, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 5.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of such holder, which consent shall not be unreasonably withheld; and provided, further, that the indemnification obligation of each holder shall be limited to the aggregate public offering price of the Eligible Shares sold by such holder pursuant to such registration.

                (c) Notice, Defense and Counsel. Promptly after receipt by an indemnified party under this Section 5.7 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnif party so desires, jointly with any other indemnifying party similarly noticed, to assume and control the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5.7 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party shall not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.7.

                (d) Survival of Rights and Obligations. The obligations of Agritope and the holders of the Eligible Shares under this Section 5.7 shall survive the completion of any offering of the Shares covered by the Registration Statement.


                                    ARTICLE 6
                   REPRESENTATIONS AND WARRANTIES OF AGRITOPE

        To induce Purchaser to purchase the Shares, Agritope represents and warrants to Purchaser as follows:

        6.1 Organization, Etc. Agritope is a corporation duly organized and validly existing under the laws of the state of Oregon. Agritope has all requisite corporate power and authority to own its properties and carry on its business as now conducted.

        6.2 Authority. Agritope has all requisite corporate power and authority to execute, deliver, and perform this Agreement. This Agreement has been duly executed and delivered by Agritope and is the valid, legal, and binding agreement of Agritope, enforceable against Agritope in accordance with its terms. No consent of, approval by, filing with, or notice to any governmental authority or any other person or entity is required for Agritope to execute, deliver, and perform this Agreement, other than those that have been obtained, made, or given.

        6.3 Capitalization. The authorized capital stock of Agritope as of the Closing Date will consist of 40,000,000 shares of common stock and 10,000,000 shares of preferred stock. Immediately following the Closing Date and the Vinifera Exchange (as defined in the Disclosure Document), between 4,750,000 and 5,250,000 shares of common stock and no shares of preferred stock will be outstanding. No right to purchase or acquire shares of any unissued capital stock of Agritope or shares convertible into or exchangeable for such capital stock is authorized or outstanding, other than as set forth on Exhibit C.

        6.4 Valid Issuance; Title. When issued and paid for in accordance with the terms of this Agreement, the Shares will be validly issued, fully paid, and nonassessable. Upon delivery to Purchaser of the certificates representing the Shares pursuant to this Agreement, Purchaser will have valid, marketable title to the Shares, free and clear of all encumbrances, other than restrictions on transfer described in this Agreement.

        6.5 Disclosure Document. The financial statements contained in the Disclosure Document (except as otherwise noted therein) were prepared in conformity with U.S. generally accepted accounting principles, consistently applied, and fairly present the financial position and the results of operations at the date and for the year or period indicated.

        6.6 Tax Matters. Agritope has filed all required federal, state, and other tax returns in a timely fashion and is not delinquent with respect to the payment of any federal, state, or other taxes.

        6.7 Assets Needed for Business. Agritope owns, leases, or otherwise has the right to use all assets necessary for its present business.

        6.8 Litigation and Other Contingent Liabilities. There are no actions or proceedings pending or to the best of Agritope's knowledge threatened against Agritope or any of its properties or assets or outstanding judgments or orders to which Agritope is subject, which adversely affect Agritope's business, operations, or financial condition. There is no action or proceeding pending or to the best of Agritope's knowledge threatened against Agritope to restrain or prohibit the sale of the Shares to Purchaser.

        6.9 Absence of Certain Adverse Effects. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) conflict with, result in any violation of, constitute a default under, or give rise to a right of acceleration or termination under, any provision of the articles of incorporation or bylaws of Agritope or any agreement, mortgage, bond, indenture, agreement, franchise, or other instrument or obligation to which Agritope is a party or by which it is bound, (b) result in the creation of any encumbrance upon any of the assets or properties of Agritope, (c) violate any judgment or order against, or binding upon, Agritope or upon the Shares, assets, properties, or business of Agritope, or (d) constitute a violation by Agritope of any law.

        6.10 No Brokers. Agritope has not hired any broker or finder or incurred any liability for fees or commissions to any such person in connection with this Agreement, other than American Equities Overseas (UK) Ltd.

        6.11 Disclosure. Except as disclosed herein, no representation or warranty by Agritope contained in this Agreement contains any untrue statement of a material fact, or omits to state any material fact required to make the statements herein contained not misleading.

                                    ARTICLE 7
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

        Purchaser represents and warrants to Agritope as follows:

        7.1 Corporate Existence; Execution and Performance of Agreement. If Purchaser is a corporation, Purchaser is duly organized and validly existing under the laws of the country listed on the cover page and has all requisite corporate power and authority to execute, deliver, and perform this Agreement. The execution, delivery, and performance of this Agreement by Purchaser will not conflict with any provision of its articles of incorporation or bylaws or similar charter documents (if Purchaser is a corporation) or with any undertaking, agreement, indenture, decree, order, or judgment by which it is bound and will not violate any law applicable to Purchaser.

        7.2 Binding Obligations; Due Authorization. This Agreement constitutes the valid, legal, and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms. If Purchaser is a corporation, the execution, delivery, and performance of this Agreement by Purchaser has been duly and validly authorized by its board of directors and no other corporate proceedings on the part of Purchaser are necessary to authorize its execution, delivery, and performance of this Agreement. Purchaser is not required to obtain any consent of or approval by, to make any filing with, or to give any notice to, any governmental authority or any other person or entity for Purchaser to execute, deliver, and perform this Agreement.

        7.3 No Brokers. Purchaser has not hired any broker or agent or incurred any liability for fees or commissions to any such person in connection with this Agreement.

        7.4 Litigation. There is no action or proceeding pending or threatened against Purchaser before any court, other governmental body or arbitrator to restrain or prohibit the purchase of the Shares.

        7.5 Disclosure. No representation or warranty by Purchaser contained in this Agreement contains any untrue statement of a material fact, or omits to state any material fact required to make the statements herein not misleading.


                                    ARTICLE 8
                                    COVENANTS

        8.1 Best Efforts. Each party shall use such party's good faith efforts to cause the transactions contemplated hereby to be consummated as soon as practicable.

        8.2 Right of Access. Throughout the period from the date hereof through the Closing Date, Agritope shall give Purchaser and its representatives, including its counsel and accountants, on reasonable notice, full access during normal business hours to all of Agritope's properties, documents, contracts, books and records and such other information with respect to Agritope's business affairs and properties as Purchaser may reasonably request.

        8.3 Preservation of Business; Notice of Change. From the date hereof through the Closing Date, (a) Agritope shall use its best efforts to conduct its business in the usual and ordinary course consistent with past practice and all applicable laws and in a manner that will not breach any of Agritope's representations, warranties, and covenants in this Agreement and (b) Agritope shall preserve its business organization intact.


                                    ARTICLE 9
                                   CONDITIONS

        9.1 Conditions Precedent to Obligations of Purchaser. The obligation of Purchaser to effect the Closing is subject to the satisfaction, or waiver by Purchaser, of each of the following conditions on or prior to the Closing:

                (a) The Spin-off shall have occurred no later than December 31, 1997.

                (b) Agritope shall have delivered certificates representing the Shares to the Placement Agent or Designated Agent.

                (c) All representations and warranties of Agritope contained in this Agreement shall be true and correct in all respects as of the Closing with the same effect as if such representations and warranties had been made or given at and as of the Closing, and all agreements, covenants and conditions to be performed or met by Agritope on or prior to the Closing shall have been so performed or met in all respects.

                (d) No action or proceeding shall have been instituted or threatened before any court, other governmental body or arbitrator (i) to restrain or prohibit the transactions contemplated by this Agreement,
        (ii) that might restrict the operation of Agritope's business in any material respect if the purchase and sale of the Shares hereunder is consummated, (iii) that might restrict the ownership of the Shares or the exercise of any rights with respect thereto by Purchaser, or (iv) that might subject any of the parties hereto, to any liability, fine, forfeiture or penalty on the ground that any of the parties hereto has violated or will violate any applicable law in connection with the transactions contemplated hereby.

                (e) Purchaser shall have received an opinion of Agritope's counsel to the effect that when issued and paid for in accordance with the terms of this Agreement, the Shares will be validly issued, fully paid, and nonassessable.

        9.2 Conditions Precedent to Obligations of Agritope. The obligation of Agritope to effect the Closing is subject to the satisfaction, or waiver by Agritope, of each of the following conditions on or prior to the Closing:

                (a) The Spin-off shall have occurred.

                (b) Purchaser shall have paid the Purchase Price in immediately available funds to the Placement Agent.

                (c) All representations and warranties of Purchaser and Agritope contained in this Agreement shall be true and correct in all respects as of the Closing with the same effect as if such representations and warranties had been made or given at and as of the Closing, and all agreements, covenants and conditions to be performed or met by Purchaser on or prior to the Closing have been so performed or met in all respects.

                (d) No action or proceeding shall have been instituted or threatened before any court, other governmental body or arbitrator to restrain or prohibit the transactions contemplated in this Agreement or that might subject any of the parties hereto to any liability, fine, forfeiture or penalty on the ground that any of the parties hereto has violated or will violate any applicable law in connection with the transactions contemplated hereby.

                (e) The issuance and sale of the Shares shall not violate any applicable state, federal, or foreign securities laws.


                                   ARTICLE 10
                                  OTHER MATTERS

        10.1 Notices. Any notice, request, or demand under this Agreement shall be in writing and shall be deemed to have been duly given (i) upon personal delivery, (ii) upon fax transmission to the recipient at the fax number listed below, provided that a copy of the fax is promptly deposited for delivery by one of the methods listed in (iii) or (iv) below, (iii) ten days after deposit in the mails, if sent certified or comparable form of mail with return receipt requested, addressed to the recipient at the address listed below, or (iv) five days after deposit if deposited for delivery with a reputable courier or express service, addressed to the recipient at the address listed below:

        If to Agritope:           Agritope, Inc.
                                  8505 S.W. Creekside Place
                                  Beaverton, Oregon  97008
                                  U.S.A.
                                  Attention:  President
                                  Fax:  503-520-6196

        If to Purchaser:          Purchaser's address listed on the cover page


A party may change its address or fax number for purposes of this Section 10.1 by giving the other parties notice of the change.

        10.2 Amendments and Waiver. This Agreement may be amended or modified by, and only by, a written instrument executed by each of the parties hereto. The terms of this Agreement may be waived by, and only by, a written instrument executed by the party or parties against whom such waiver is sought to be enforced.

        10.3 Expenses. Each party to this Agreement shall pay its own expenses (including, without limitation, the fees and expenses of such party's counsel incidental to the preparation of and consummation of this Agreement).

        10.4 Headings. The headings contained in this Agreement are for convenience of reference only and shall not in any way affect the meaning or interpretation of this Agreement.

        10.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. A facsimile transmission of a signed original shall have the same effect as delivery of the signed original.

        10.6 Parties in Interest; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by any party hereto without the prior written consent of the other party.

        10.7 Entire Agreement. This Agreement, together with all exhibits hereto, constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any prior agreements and understandings relating to such subject matter.

        10.8 Severability. If any restriction in this Agreement exceeds that permitted under applicable law, it shall be deemed modified to include the maximum permissible restriction. If any provision is nonetheless held unenforceable in any jurisdiction, the enforceability of this Agreement in any other jurisdiction and the enforceability of the remaining provisions in that jurisdiction shall not be affected.

        10.9 Attorney Fees. In the event any party shall seek enforcement of any covenant, warranty, indemnity, or other term or provision of this Agreement, the party that prevails in such enforcement proceeding shall be entitled to recover such reasonable costs and attorney fees which shall be determined by the arbitrator or court (including any appellate court).

        10.10 Survival. All the respective representations, warranties, covenants, and other agreements of the parties hereunder or contained in any schedule or certificate given in connection herewith or contemplated hereby shall survive the Closing Date, except as they may be fully performed prior to or at the Closing Date.

        10.11 Form of Public Disclosures. Purchaser shall not make any public disclosure concerning this Agreement and the transactions contemplated herein unless Agritope has approved in advance the form and substance thereof.

        10.12 Cumulative Rights and Remedies. All the rights and remedies provided to the parties under this Agreement are cumulative, and none is exclusive of any other right or remedy a party may have hereunder or under applicable law.

        10.13 No Third-Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person or entity other than the parties hereto and their respective successors and permitted assigns.

        10.14 Dispute Resolution.

                (a) Conduct. Any dispute arising in connection with this Agreement shall be finally settled by arbitration referred to and conducted in accordance with the International Arbitration Rules of the American Arbitration Association, except as such rules may conflict with the provisions of this section in which event the provisions of this section shall control. Any party may be represented by counsel therein. Any such arbitration shall be conducted by a panel of one or more arbitrators selected in accordance with the International Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted in English in Portland, Oregon, U.S.A.

                (b) Decision. Any decision or award of the arbitral tribunal shall be final and binding upon the parties to the arbitration proceeding. The arbitral tribunal's decision shall include a reasonably detailed statement of the basis for the decision and computation of the award, if any. The parties waive any rights to appeal such award to or have it reviewed by any court or tribunal. The parties further agree to exclude any right of application or appeal to any court in connection with an question of law arising in the course of the arbitration. The award may be enforced against the parties to the arbitration proceeding or their assets wherever they may be found. Judgment upon the award may be entered in any court having jurisdiction thereof or an application may be made to such court for judicial acceptance of the award and an order of enforcement, as the case may be.

                (c) Costs. Except as the arbitral tribunal may otherwise determine in its discretion, a party substantially prevailing in the arbitration shall be entitled to recover its attorney fees and costs, including the costs and expenses of its witnesses, and the other parties shall pay the fees, costs and expenses of the arbitral tribunal and the administering and appointing authority.

        10.15 Governing Law. This Agreement shall be governed by and construed in accordance with the substantive law (but not the conflict of law rules) of the state of Oregon.

                                    EXHIBIT B

                     CERTAIN DEFINITIONS UNDER REGULATION S


                Set forth below is the text of Rule 902(o) promulgated under the 1933 Act which defines "U.S. person" as follows:

                (o) U.S. Person.

                (1) "U.S. person" means:

                (i) Any natural person resident in the United States;

                (ii) Any partnership or corporation organized or incorporated under the laws of the United States;

                (iii) Any estate of which any executor or administrator is a U.S. person;

                (iv) Any trust of which any trustee is a U.S. person;

                (v) Any agency or branch of a foreign entity located in the United States;

                (vi) Any nondiscretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

                (vii) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

                (viii) Any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. person principally for the purpose of investing in shares not registered under the 1933 Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

                (2) Notwithstanding paragraph (o)(1) of this rule, any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States shall not be deemed a "U.S. person."

                (3) Notwithstanding paragraph (o)(1), any estate of which any professional fiduciary acting as executor or administrator is a U.S. person shall not be deemed a U.S. person if:

                (i) An executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

                (ii) The estate is governed by foreign law.

                (4) Notwithstanding paragraph (o)(1), any trust of which any professional fiduciary acting as trustee is a U.S. person shall not be deemed a U.S. person if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person.

                (5) Notwithstanding paragraph (o)(1), an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country shall not be deemed a U.S. person.

                (6) Notwithstanding paragraph (o)(1), any agency or branch of a U.S. person located outside the United States shall not be deemed a "U.S. person" if:

                (i) The agency or branch  operates for valid  business  reasons;
        and

                (ii) The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

                (7) The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans shall not be deemed "U.S. persons."

                Set forth below is the text of Rule 9.02(p) promulgated under the 1933 Act which defines "United States" as follows:

                (p) "United States" means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

                                    EXHIBIT C

                            RIGHTS TO ACQUIRE SHARES


Preferred Stock Purchase Rights, as described in the Information Statement/Prospectus included in the Registration Statement on Form S-1 filed with the Securities and Exchange Commission (File No. 333-34597) ( the "Form S-1").

Options to purchase Agritope Common Stock issued or issuable under the 1997 Stock Award Plan, which provides for issuance of options to purchase up to 2,000,000 shares of Agritope Common Stock.

Rights to purchase Agritope Common Stock under the 1997 Employee Stock Purchase Plan, which provides for the issuance of up to 250,000 shares of Agritope Common Stock.

Warrants to be issued to Vector Securities International, Inc., in connection with the Spin-off, as described in the Form S-1.


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